                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                              (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12

                      INDUSTRIAL ACOUSTICS COMPANY, INC.
-----------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

-----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         1) Title of each class of securities to which transaction applies:
         --------------------------------------------------------------------
         2) Aggregate number of securities to which transaction applies:
         --------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         --------------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:
         --------------------------------------------------------------------
         5) Total fee paid:
         --------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1) Amount Previously Paid:
         --------------------------------------------------------------------
         2) Form, Schedule or Registration Statement No.:
         --------------------------------------------------------------------
         3) Filing Party:
         --------------------------------------------------------------------
         4) Date Filed:
         --------------------------------------------------------------------

                                                             Dated: May 1, 1997



                       INDUSTRIAL ACOUSTICS COMPANY, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 29, 1997

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of INDUSTRIAL ACOUSTICS COMPANY, INC. will be held at the offices of the Corporation, 1160 Commerce Avenue, Bronx, New York on May 29, 1997 at 10:00 A.M., New York time, for the following purposes:

     (1) to elect seven directors to serve on the Board of Directors of the Corporation for the ensuing year.

     (2) to ratify the appointment of Coopers & Lybrand L.L.P. as the independent auditors for the ensuing year.

     (3) to transact such other business as may properly come before the meeting and any adjournments thereof.


Pursuant to the By-Laws of the Corporation, the Board of Directors has fixed the close of business on April 28, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof.

If you cannot be present in person please complete, date, sign, and return the accompanying Proxy without delay. A business reply envelope which does not require any postage, if mailed in the United States, is enclosed for your convenience.


                       By order of the Board of Directors


                       INDUSTRIAL ACOUSTICS COMPANY, INC.





                       ARNOLD W. KANAREK
                       Senior Vice President and Secretary

                                                             Dated: May 1, 1997




                       INDUSTRIAL ACOUSTICS COMPANY, INC.
                     1160 Commerce Avenue, Bronx, NY 10462


                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of Proxies by the management of Industrial Acoustics Company, Inc. (the "Corporation") to be used at the Annual Meeting of Shareholders to be held at 10:00 A.M., Thursday, May 29, 1997 at the offices of the Corporation, 1160 Commerce Avenue, Bronx, New York 10462, and at any adjournment thereof (the "Annual Meeting").

  A Proxy in the accompanying form, if properly executed, duly returned to management and not revoked prior to the Annual Meeting, will be voted in accordance with instructions contained therein. At any time prior to their being voted, Proxies are revocable by written notice to the Secretary of the Corporation or by voting in person at the Annual Meeting.

  The Proxy Statement and Form of Proxy shall first be sent to Shareholders of the Corporation (the "Shareholders") on or about May 1, 1997.

  A copy of the Annual Report of the Corporation containing its audited financial statements as at and for the year ended December 31, 1996 is being sent concurrently with this Proxy Statement to each Shareholder of record as of the close of business on April 28, 1997 (the "Record Date").



                             VOTING SECURITIES AND
                             PRINCIPAL SHAREHOLDERS


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
  The only class of voting securities of the Corporation consists of shares of Common Stock (the "Shares"). Each Share of the Corporation entitles its holder to one vote. Only Shareholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date there were 2,978,961 Shares of the Corporation outstanding. Therefore, 1,489,481 Shares are necessary to constitute a quorum at the Annual Meeting. The vote of a majority of Shares present and voting (assuming the existence of a quorum) is necessary to approve the proposals set forth in the Notice of Annual Meeting dated May 1, 1997.

  The following table contains information regarding all the persons known to the Corporation to be the beneficial owners of more than 5% of the Shares of the Corporation as of the Record Date:




                                                          AMOUNT AND NATURE OF
        NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP          PERCENT OF CLASS
------------------------------------------------------  --------------------------  --------------------------
Martin Hirschorn                                              1,863,429(1)                   62.6%
1160 Commerce Avenue
Bronx, New York 10462

Community Funds, Inc.                                           350,000                      11.7%
2 Park Avenue
New York, New York 10016

David L. Babson & Co. Inc.                                      255,300                      8.6%
One Memorial Drive
Cambridge, Massachusetts 02162-1300

----------------
(1) The Shares shown in the table as beneficially owned by Mr. Hirschorn are owned by him with sole voting and dispositive power.



                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table contains information regarding the beneficial ownership of Shares by the directors of the Corporation and the directors and officers of the Corporation as a group:


                              AMOUNT AND NATURE OF
         NAME                  BENEFICIAL OWNERSHIP              PERCENT OF CLASS
------------------------     -----------------------          -----------------------
Martin Hirschorn,                1,863,429                            62.6%
 Director

Frederic M. Oran,                   78,300                             2.6%
 Director

Arnold W. Kanarek,                  10,000                         Less than 1%
 Director

Henry E. Allen,                      7,000                         Less than 1%
 Director

Jorgen Svendsen,                    --                                  --
 Director

Michael W. Hirschorn,                1,000                         Less than 1%
 Director

John M. Handley,                    --                                  --
 Director

Directors and Officers           1,986,979                            66.7%
 as a group (13
 Individuals)

                             ELECTION OF DIRECTORS

  Seven directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders of the Corporation and until their successors are duly elected and qualified. Shares represented at the meeting by duly executed Proxies will be voted in favor of the election of the persons named below who are nominees for election as directors of the Corporation, each of whom is now a director of the Corporation. If any of the nominees shall be unable to serve as a director, it is intended that the Proxies solicited hereby will be voted for such other person or persons as may be nominated by the management of the Corporation unless the number of directors on the Board is reduced. Management of the Corporation has no reason to believe that any of the nominees will be unable to serve.




DIRECTORS AND NOMINEES

  The following information is furnished with respect to the nominees for election at the Annual Meeting as directors of the Corporation.



             NAME                 AGE                   PRINCIPAL OCCUPATION                   DIRECTOR SINCE
------------------------------- ---------  -----------------------------------------------  ---------------------

Martin Hirschorn                   76            President and                                      1957
                                                 Chief Executive Officer;
                                                 Industrial Acoustics Company, Inc.

Frederic M. Oran                   64            Executive Vice President;                          1973
                                                 Industrial Acoustics Company, Inc.

Arnold W. Kanarek                  70            Senior Vice President & Secretary;                 1980
                                                 Industrial Acoustics Company, Inc.

Henry E. Allen                     85            President;                                         1989
                                                 Techmet Corporation

Jorgen Svendsen                    76            Chief Executive Officer;                           1989
                                                 Orbex Ltd.

Michael W. Hirschorn               33            Free-Lance Writer                                  1991


John M. Handley                    70            Senior Vice President, Sales and Marketing;        1992
                                                 Industrial Acoustics Company, Inc.


  There are no arrangements or understandings between any nominee for election as a director of the Corporation and any other person pursuant to which such nominee was or is to be elected as a director or nominee.

  Messrs. Martin Hirschorn, Oran, Kanarek and Handley have held executive positions with the Corporation for at least the past five years. All directors are currently directors of the Corporation elected to such at the Annual Meeting of Shareholders held on May 30, 1996.

  Since 1978, Mr. Allen has been active in private investments in start-up and fledgling business enterprises for Techmet Corporation located in Rye, New York.

  In 1950, Mr. Svendsen started his own business known as Metalife/Belzona Company which manufactures epoxy metal materials and other polymers. Orbex Ltd. is the owner of the Belzona companies in the USA and Europe.

  Mr. Michael W. Hirschorn is a free-lance writer and was previously an Executive Editor at New York Magazine, a position which he held from early 1994 through 1996. He was Features Editor at Esquire Magazine from 1989 through 1993. Prior to 1989, he was completing his education at Harvard University (B.A. 1986) and Columbia University (M.A. 1989 in English and American literature). In addition, he has written for the New Republic (1985), the Wall Street Journal (1986) and the Chronicle of Higher Education (1986 & 1988) as well as numerous other publications.

  Mr. Michael W. Hirschorn is the son of Mr. Martin Hirschorn. No other family relationship exists between any of the director nominees and executive officers of the Corporation.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

  There were ten meetings of the Board of Directors of the Corporation (including regularly scheduled and special meetings) held during the fiscal year ended December 31, 1996.

  The Committees of the Board of Directors, the names of their members and the number of times each such committee met during the fiscal year ended December 31, 1996 are set forth below.

                                                                         NUMBER OF MEETINGS DURING
            NAME OF COMMITTEE                       MEMBERS                  LAST FISCAL YEAR
------------------------------------  --------------------------------- ----------------------------
Pension Committee(1)                      Martin Hirschorn                           2
                                          Frederic M. Oran
                                          Arnold W. Kanarek

Compensation Committee(2)                 Martin Hirschorn                           2
                                          Frederic M. Oran
                                          Arnold W. Kanarek

Nominating Committee(3)                   Martin Hirschorn                           1
                                          Frederic M. Oran
                                          Arnold W. Kanarek

Deferred Compensation Committee(4)        Martin Hirschorn                           2
                                          Frederic M. Oran
                                          Arnold W. Kanarek

Audit Committee(5)                        Arnold W. Kanarek                          1
                                          Henry E. Allen
                                          Jorgen Svendsen

Stock Option Committee(6)                 Martin Hirschorn (Ex-Officio)              2
                                          Henry E. Allen
                                          Michael W. Hirschorn

--------------

(1) The Pension Committee administers the Corporation's Defined Contribution Tax Deferred Savings Plan.

(2) The Compensation Committee reviews and determines the Corporation's policies as to the compensation of all salaried and hourly employees not covered by union contract.

(3) The Nominating Committee nominates a slate for election of directors by the Shareholders at the Annual Meeting of Shareholders and a slate for election of officers by the Board of Directors. The Nominating Committee will consider nominees for directors recommended by Shareholders. Such recommendations must be submitted in writing to the Nominating Committee, which has sole discretion to accept or reject such recommendations, not later than 120 days prior to the Annual Meeting of Shareholders of the Corporation.

(4) The Deferred Compensation Committee administers the Corporation's Deferred Cash Bonus Plan and the 401(k) Savings Plan.

(5) The Audit Committee monitors the Corporation's accounting and reporting practices.

(6)  The Stock Option Committee administers the Corporation's Stock Option
     Plan.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

  This report, and the Corporation's Annual Report on Form 10-K into which this statement is incorporated by reference, contains forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing the words "believes," "anticipates," "plans," "expects" and similar expressions are intended to identify forward looking statements. There are a number of factors that could cause the Company's actual results to differ materially from thise indicated by such forward looking statements. These factors include, without limitation, general economic conditions in the Company's markets, including inflation, recession, interest rates and other economic factors, expecially in the United States and the United Kingdom but also including other areas of the world where the Company markets its products, any loss of the services of the Company's key management personnel, changes in the cost and availability of raw materials, fluctuations in exchange rates relative to the US dollar for currencies of the United Kingdom and other nations where the Company does business, casualty to or disruption of the Company's production facilities and equipment, delays and disruptions in the shipment of the Company's products and raw materials, and other factors that generally affect the business of manufacturing companies with international operations.


                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

  During 1996 the Compensation Committee consisted of the President, the Executive Vice President and the Senior Vice President-Secretary. This Committee reviews and determines the Corporation's policies on compensation of salaried and hourly employees not covered by union contracts. The Corporation has maintained policies to provide senior managers, including executive officers, with strong motivation to produce and maintain a high level of profitability.

  The principal element of the policies is to maximize the total compensation packages based on profitability. Base salaries are therefore increased only as the result of promotions or to establish parity among senior managers. The intent is to provide senior managers with base salaries more or less equal to their peers at similar companies; however, total compensation packages after inclusion of cash bonuses based on pre-established performance targets, have generally been, the Committee believes, to be above the industry average.

  At the beginning of every year, the Committee establishes sales and profit targets in its annual budgets. The budgets are revised periodically to reflect actual business conditions, which, along with departmental performance, overseas assignments and consolidated profitability, determine the cash bonuses for senior managers.

  The Committee believes its long-standing incentive programs have contributed to the Corporation's financial performance. The Committee reviews the compensation of the Corporation's executive officers annually and believes such compensation has been in the best interests of both the executives and the Corporation's shareholders.

1996 RESULTS

  While 1996 results were better than 1995, it was a disappointing year for the Corporation. The Compensation Committee, in reviewing the total compensation packages for senior managers, determined that only a few performance bonuses were to be paid based upon current year results. Year end adjustments were made only to bring compensation to a level which approximated the average for similar positions in the industry. The Committee's determination was consistent with that made in 1995, which had marked a departure from prior years, when a substantial portion of the compensation packages for senior managers consisted of performance bonuses. The Committee believes that its determination was consistent with long-established policy that such individuals have an inducement for the Corporation to be financially successful. In a year where the Corporation reported a small gain, most senior managers were affected adversely in comparison to years prior to 1995 in their total compensation packages as performance objectives were not attained.


CHIEF EXECUTIVE OFFICER COMPENSATION

  The Committee, after reviewing the Corporation's financial results for 1996, determined that Mr. Hirschorn's base salary of $110,000 would not be increased. However, since the Corporation reported a 1996 net profit of $364,000 or $.12 per share compared to a net loss of $448,000 or $.15 for 1995, it was deemed reasonable to increase Mr. Hirschorn's performance-based bonus to $69,782, which represents a modest increase in total compensation. His total compensation package remains at a level substantially reduced from years prior to 1994, and was determined to be below the average for a similar position within the industry. The additional benefits paid or payable to Mr. Hirschorn are established pursuant to the terms of compensation plans which have been in existence for periods in excess of 15 years.

  Mr. Oran's compensation is the same as in 1995, however his total compensation package also remains at a level substantially reduced from years prior to 1994.

                                                     Martin Hirschorn, Chairman
                                                               Frederic M. Oran
                                                              Arnold W. Kanarek

  The following table summarizes, for the years indicated, the compensation paid or accrued by the Corporation and its subsidiaries to the highest paid executive officers of the Corporation whose remuneration exceeds $100,000.

  No executive officer of the Corporation was compensated for services performed as a director of the Corporation. Each director of the Corporation who is not an officer or employee receives an annual fee of $5,000.

                                    SUMMARY COMPENSATION TABLE(1)

           NAME AND PRINCIPAL POSITION                 YEAR        SALARY        BONUS(2)(3)      OTHER(4)
---------------------------------------------------  ---------  -------------  ----------------  ------------
Martin Hirschorn,                                      1996       $110,000         $69,782         $16,785
President and Chief Executive Officer; Director        1995       $110,000         $39,325         $16,785
                                                       1994       $110,000         $34,925         $16,785

Frederic M. Oran                                       1996       $107,000         $48,420         $5,922
Executive Vice President; Director                     1995       $107,000         $48,420         $5,922
                                                       1994       $107,000         $43,620         $5,922


(1) The Corporation has no long-term compensation awards and payouts, and such categories are omitted from this table.

(2) Includes cash bonus as incentive compensation pursuant to individual agreements with the named executives. Such additional compensation is based upon increases in the Corporation's annual pre-tax profits. A description of the Corporation's bonus plan is set forth below under "Cash Bonuses" .

(3) Includes amount deferred under the Corporation's Savings Plan (see "Savings Plan" below).

(4) Includes contributions by the Corporation under deferred compensation plans for the benefit of Mr. Hirschorn and Mr. Oran adopted in 1968 and 1978, respectively. A description of such deferred compensation plans is set forth below in paragraph (a) under "Deferred Compensation Agreements".



REMUNERATION UNDER EXISTING PLANS AND ARRANGEMENTS

CASH BONUSES

  As incentive compensation, Management selects employees on a discretionary basis to receive annual cash bonuses based upon the Corporation's annual pre-tax profits. Payments to the participants have ranged from 0% to 245% of their base annual salary. Amounts distributed to executive officers in 1996 are included in the Summary Compensation Table set forth above.

DEFERRED COMPENSATION AGREEMENTS

  (a) The Corporation adopted deferred compensation plans for the benefit of Mr. Hirschorn and Mr. Oran in 1968 and 1978, respectively. These plans provide in substance that if Mr. Hirschorn and Mr. Oran continue in the employ of the Corporation until the age 65 or later, they will receive 120 monthly payments of not less than $1,220.02 and $874.12, respectively, upon their retirement. If they die while employed by the Corporation prior to attaining the age of 65, their widows, children or estate will receive 120 monthly payments of not less than $3,096.45 and $2,189.13, respectively. If they become permanently disabled as determined pursuant to the plans, while employed by the Corporation prior to attaining the age of 65, they or their lawful representatives will receive 120 monthly payments of an amount, depending on the year of disability (the earlier the disability the smaller the payment), of not less than $1,220.02 and $874.12, respectively, if such disability occurs prior to retirement. Unless otherwise granted by the Board of Directors, no payments will be made other than upon terminations of employment as listed above. In January 1992, the Board of Directors approved payments to Mr. Martin Hirschorn, the cost of which is included in the Summary Compensation Table above.

  (b) The deferred cash bonus plan adopted in 1979 and amended on July 16, 1980 is administered by the Deferred Compensation Committee appointed by the Board of Directors. Eligible participants have been previously selected by such Committee. Under the plan, a portion specified by the individual participant of such participant's annual bonus was deferred, and interest on any or all such amounts accrued at the rate set forth in each participation contract, to be compounded annually. Deferred funds are earmarked and may be kept in cash or invested, at the discretion of the Committee, provided that no funds are to be invested in stock or bonds of the Corporation.


  Payments are to be made upon the death, retirement, or age 65 whichever comes first, or disability of the participant in 180 monthly installments as set forth in the plan, beginning on the first day of the month following such death, such retirement or determination by the Committee of such disability. Participants whose termination of employment is other than a result of death, disability or retirement are to be paid in monthly installments, the number of which is the product of the numbers of years of participation in the plan multiplied by 12, to commence on the first day of the month following the third anniversary of said termination. If a participant withdraws from the plan, payments are to be made in 36 monthly installments, to commence on the first day of the month following the fifth anniversary of such withdrawal.


SAVINGS PLAN

  The Corporation adopted a defined contribution plan, the Industrial Acoustics Company, Inc. Employees Tax Deferred Savings Plan (the "Savings Plan" ), effective January 1, 1987, which includes a cash or deferred arrangement (commonly known as a "401(k) plan" ). The Savings Plan is maintained for non-union employees who have completed six months of service with the Corporation. A participant may elect to defer up to the lesser of 15% of compensation or $9,500 per year, adjusted for cost of living increases in accordance with the Internal Revenue Code of 1986 (the "Code" ), subject to other Code limitations. Each participant is fully vested in deferral contributions allocated to such participant's account. The Savings Plan also allows the Corporation to make discretionary contributions, which vest over a period of seven years or upon the participant's retirement, disability or death. The Corporation's discretionary contribution is based on corporate profitability and is allocated to employees based on a five year average salary basis and is integrated with Social Security. Benefits are payable following termination of employment with the Corporation, or at age 65 if the participant elects to defer payment, in an annuity, installment payments or a lump sum. Under the Savings Plan, during the fiscal year ended December 31, 1996, Messrs. Hirschorn and Oran deferred $0 and $9,500 respectively (which amounts are included in the Summary Compensation Table). The contributions for Mr. Hirschorn and Mr. Oran for 1996 were $0 and $20,500, respectively.

SPLIT-DOLLAR LIFE INSURANCE AGREEMENT

  On March 19, 1992, the Corporation entered into a Split-Dollar Life Insurance Agreement with Michael Hirschorn, a director of the Corporation, wherein the Corporation agreed to advance up to one-half of the amount of premiums on an insurance policy owned by Michael Hirschorn on the life of Martin Hirschorn, his father and President of the Corporation. The Corporation shall be reimbursed for such advances by Michael Hirschorn upon the earlier to occur of the surrender of such policy or the payment of proceeds upon the death of Martin Hirschorn.


                       SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has selected Coopers & Lybrand L.L.P., independent auditors, to audit the books and records of the Corporation for 1997.

  Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire, and be available to respond to appropriate questions.

  The Corporation has been advised that Coopers & Lybrand L.L.P. has no relationship with the Corporation or any of its subsidiaries other than that arising from such firm's employment as auditors. In accordance with a resolution of the Board of Directors, this selection is hereby presented to the Shareholders for ratification at the Annual Meeting.



Performance Graph

     COMPARISON OF FIVE YEAR--CUMULATIVE TOTAL RETURNS. PERFORMANCE GRAPH
                    FOR INDUSTRIAL ACOUSTICS COMPANY, INC.



[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND
ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR
THE PURPOSE OF EDGAR FILING.]



LEGEND

                                      December 31,
-----------------------------------------------------------------------------------------------------
Index Descriptions                        1991      1992       1993       1994       1995        1996
------------------                        ----      ----       ----       ----       ----        ----
Industrial Acoustics Company Inc.       100.000    146.053    169.737    160.526    105.263     92.105
ALL NASDAQ Companies                    100.000    116.035    134.321    130.278    182.959    224.042
NASDAQ Non-Financial Companies          100.000    109.394    126.300    121.444    169.245    205.606

Note:
  A. The index level for all series was set at 100.0 on 12/30/91

                                 OTHER MATTERS

  The management of the Corporation knows of no other matters which will be presented for consideration at the Annual Meeting. However, if any other matter is properly brought before the Annual Meeting, it is the intention of the persons named in the proxy forms to vote the Proxies in accordance with their best judgment.


                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING
  Shareholder proposals for the 1998 Annual Meeting must be received by the Secretary of the Corporation not later than January 9, 1998 for inclusion in the 1998 Proxy Statement and form of Proxy.


                            EXPENSES OF SOLICITATION
  The expenses of this solicitation, including the costs of preparing, printing, and mailing the Notice of Meeting, the Proxy Statement and the Proxies, and all incidental expenses, will be borne by the Corporation. In addition, officers and regular employees of the Corporation may solicit Proxies on behalf of the management (for which services they will receive no additional compensation).

                       By order of the Board of Directors



                       INDUSTRIAL ACOUSTICS COMPANY, INC.


                       ARNOLD W. KANAREK
                       Senior Vice President and Secretary


-------------------------------------------------------------------------------
FORM 10-K AVAILABLE - A COPY OF THE CORPORATION'S CURRENT ANNUAL REPORT ON FORM 10-K MAY BE OBTAINED BY SHAREHOLDERS, FREE OF CHARGE, BY WRITTEN REQUEST TO THE SECRETARY.
-------------------------------------------------------------------------------